                                                                     EXHIBIT 2.5











                            ASSET PURCHASE AGREEMENT

                              DATED OCTOBER 1, 2004

                                      AMONG

                             COMPUWARE CORPORATION,

                              DEVSTREAM CORPORATION

                         MARIO CIABARRA, JAIMIE CIABARRA

                                       AND

                                  THOMAS CROSS

                                TABLE OF CONTENTS

1.                DEFINITIONS.....................................................................................1
2.                TRANSFER OF ASSETS; ASSUMED LIABILITIES; EXCLUDED LIABILITIES...................................5
         2.1      Transfer of Assets..............................................................................5
         2.2      Excluded Assets.................................................................................7
         2.3      Assumption of Liabilities.......................................................................7
         2.4      Excluded Liabilities............................................................................7
3.                CLOSING.........................................................................................8
         3.1      Closing Date....................................................................................8
         3.2      Purchase Price..................................................................................8
         3.3      Closing Consideration...........................................................................8
         3.4      Indemnity Escrow Amount.........................................................................8
         3.5      Royalty Amount..................................................................................8
         3.6      Purchase Price Allocation......................................................................10
         3.7      Actions to be Taken and Documents to be Delivered at the Closing...............................10
         3.8      [Intentionally Omitted]........................................................................14
         3.9      Third Party Consents...........................................................................14
         3.10     Further Assurances.............................................................................14
4.                REPRESENTATIONS AND WARRANTIES OF DEVSTREAM AND THE KEY EMPLOYEE...............................14
         4.1      Organization; Power and Authority; Authorization; Due Execution; No Conflicts..................14
         4.2      Title..........................................................................................15
         4.3      Properties and Improvements....................................................................15
         4.4      Other Assets of DevStream......................................................................15
         4.5      Claims; Litigation; Compliance with Laws; Approvals............................................16
         4.6      Agreements; Contracts; Warranties..............................................................17
         4.7      Proprietary Rights.............................................................................18
         4.8      Employees; Employee Benefits...................................................................20
         4.9      Insurance......................................................................................22
         4.10     Financial Statements...........................................................................22
         4.11     Undisclosed Liabilities........................................................................23
         4.12     Taxes..........................................................................................23
         4.13     Absence of Changes or Events...................................................................25
         4.14     [Intentionally Omitted]........................................................................27
         4.15     Subsidiaries...................................................................................27
         4.16     Capitalization.................................................................................27
         4.17     [Intentionally Omitted]........................................................................28
         4.18     Guarantees.....................................................................................28
         4.19     Related Parties................................................................................28
         4.20     Accounts Receivable............................................................................29
         4.21     Brokers........................................................................................29
         4.22     Disclosure.....................................................................................29
5.                ADDITIONAL REPRESENTATIONS AND WARRANTIES OF KEY EMPLOYEE......................................29
6.                COMPUWARE'S REPRESENTATIONS AND WARRANTIES.....................................................30
         6.1      Organization; Power and Authority..............................................................30
         6.2      Authorization; Due Execution; No Conflicts.....................................................30



         6.3      Brokers........................................................................................31
7.                POST-CLOSING COVENANTS.........................................................................31
         7.1      Non-Disclosure Agreement.......................................................................31
         7.2      Post-Closing Use of Intellectual Property......................................................31
         7.3      Work in Progress...............................................................................31
         7.5      Employee Matters...............................................................................32
         7.6      Maintenance of Books and Records...............................................................32
         7.7      Covenant Not to Compete........................................................................32
         7.8      Dissenter's Rights.............................................................................33
8.                CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS TO CLOSE......................................33
         8.1      Conditions Precedent of Compuware..............................................................33
         8.2      Conditions Precedent of DevStream..............................................................33
9.                DEFAULT; TERMINATION OF AGREEMENT..............................................................34
10.               INDEMNIFICATION................................................................................34
         10.1     Indemnification by the DevStream and the Key Employee..........................................34
         10.2     Indemnification by Compuware...................................................................35
         10.3     Additional Indemnification by DevStream........................................................35
         10.4     Claims for Indemnification.....................................................................35
         10.5     Third-Party Claims.............................................................................36
         10.6     Limits on Indemnification......................................................................37
         10.7     Tax Indemnification Procedure..................................................................39
11.               MISCELLANEOUS..................................................................................41
         11.1     Notices........................................................................................41
         11.2     No Waiver......................................................................................42
         11.3     Successors and Assigns.........................................................................42
         11.4     Severability...................................................................................42
         11.5     Entire Agreement; Amendment....................................................................43
         11.6     Cost of Litigation.............................................................................43
         11.7     Interpretation.................................................................................43
         11.8     Counterparts; Facsimile Signatures.............................................................44
         11.9     Applicable Law; Choice of Forum................................................................44
         11.10    Expenses.......................................................................................45
         11.11    Press Releases.................................................................................45
         11.12    Further Assurances.............................................................................45

                             Schedules and Exhibits


Schedules
Schedule 2.1 *             -        Transfers Requiring Consents
Schedule 3.3 *             -        Closing Consideration
Schedule 3.4 *             -        Indemnity Escrow Amount
Schedule 3.6 *             -        Purchase Price Allocation for DevStream Corporation
Schedule 4.1 *             -        No Conflicts; Jurisdictions Where Qualified
Schedule 4.2 *             -        Liens
Schedule 4.4 *             -        Leased Assets
Schedule 4.5 *             -        Claims; Litigation; Compliance with Laws; Approvals
Schedule 4.6 *             -        Agreements; Contracts; Warranties
Schedule 4.7 *             -        Proprietary Rights
Schedule 4.8 *             -        Employees; Employee Benefits
Schedule 4.9 *             -        Insurance
Schedule 4.11 *            -        Undisclosed Liabilities
Schedule 4.12 *            -        Taxes
Schedule 4.12(e) *         -        Waivers of Statute of Limitations
Schedule 4.13 *            -        Absence of Changes or Events
Schedule 4.13(o) *                  Material Price Discounts
Schedule 4.15 *            -        Subsidiaries
Schedule 4.16 *                     Capitalization
Schedule 4.18 *            -        Guarantees
Schedule 4.19 *            -        Related Parties
Schedule 4.20 *            -        Accounts Receivable
Schedule 4.21 *            -        Brokers (DevStream)
Schedule 5 *               -        Additional Representations and Warranties of the Key Employee

Exhibits

Exhibit A *                -        Indemnity Escrow Agreement
Exhibit B *                -        Officer's Certificate-- Compuware
Exhibit C *                -        Officer's Certificates-- DevStream
Exhibit D *                -        Bill of Sale
Exhibit E *                -        Assignment and Assumption Agreement
Exhibit F *                         Employment Agreement
Exhibit G *                         Trademark Assignment
Exhibit H *                         Copyright Assignment
Exhibit I *                         Patent Assignment


* The Company will furnish supplementally a copy of any omitted schedule to the Commission upon request.

                            ASSET PURCHASE AGREEMENT


         This Agreement is made on October 1, 2004, among Compuware Corporation, a Michigan corporation ("Compuware"), DevStream Corporation, a Colorado corporation ("DevStream"), Mario Ciabarra, an individual ("Key Employee"), Jaimie Ciabarra, an individual ("Spouse"), and Thomas Cross ("Cross"). Certain capitalized terms used in this Agreement are either defined or referenced in
Section 1 below.

                                    RECITALS

         A. DevStream is engaged in the business of developing and marketing software products.

         B. Key Employee is engaged in the business of developing and marketing software products.

         C. Cross, along with Key Employee, are the sole Shareholders of DevStream.

         D. Spouse is the wife of Key Employee.

         E. Subject to the terms and conditions hereinafter set forth, DevStream desires to sell to Compuware, and Compuware desires to purchase from DevStream, substantially all assets and rights of DevStream except those assets and rights specifically excluded by DevStream herein.

         F. The Board of Directors of DevStream has determined that the transactions contemplated herein are in the best interests of its shareholders, and has approved the transactions contemplated herein, upon the terms and subject to the conditions set forth in this Agreement.

         G. Subject to the terms and conditions hereinafter set forth, Key Employee desires to sell to Compuware and Compuware desires to purchase from Key Employee, certain assets and rights of Key Employee.

         H. Compuware, DevStream, Spouse, Cross and the Key Employee desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated herein.

         NOW, THEREFORE, in consideration of the mutual promises and covenants of the parties hereto, the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Definitions. For all purposes hereunder and as used in this Agreement the following terms shall have the meanings set forth below:

                  "Actually Realized" is defined in Section 10.7(h) of this Agreement.

                  "Affiliated Group" means any affiliated group within the meaning of Code ss.1504(a) or any similar group defined under a similar provision of state, local or foreign law.

                  "Agreement" means this Asset Purchase Agreement.

                  "Assets" is defined in Section 2.1 of this Agreement.

                  "Assumed Liabilities" is defined in Section 2.3 of this Agreement.

                  "Benefit Plans" is defined in Section 4.8(d) of this Agreement.

                  "Claim Notice" is defined in Section 10.4(c) of this Agreement.

                  "Claimant" is defined in Section 10.4(a) of this Agreement.

                  "Closing" is defined in Section 3.1 of this Agreement.

                  "Closing Date" is the date of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "Compuware" is defined in the introductory paragraph of this Agreement.

                  "Contracts" is defined in Section 4.6 of this Agreement.

                  "Customers" is defined in Section 7.3 of this Agreement.

                  "DevStream" is defined in the introductory paragraph of this Agreement and, unless the context requires otherwise, for the purposes of Sections 4 and 7 shall mean DevStream and its subsidiaries.

                  "DevStream Products" means all software products commonly known as "JView" or "MemoryScope" and any enhancements, bug fixes, error corrections and improvements thereto, and any derivative products therefrom, whether owned by DevStream or Key Employee.

                  "DevStream Shares" is a collective reference to the Voting Common Stock and the Non-Voting Common Stock of DevStream.

                  "Employment Agreement" is defined in Section 3.7(b)(14) of this Agreement and attached hereto as Exhibit F.

                  "ERISA" is defined in Section 4.8(d) of this Agreement.

                  "Excluded Liabilities" is defined in Section 2.4 of this Agreement.

                  "Fees and Costs" means reasonable legal (including attorneys' and legal assistants') fees, disbursements and costs; reasonable fees, disbursements and costs of third party consultants and experts; court costs; and similar items.

                  "Final Determination" with respect to a Tax Proceeding means
(a) a final decision with respect to the proposed adjustment by an IRS agent or officer, as evidenced by the issuance of a 90-day letter, IRS Form 870-AD or like notice, unless judicial proceedings are timely initiated, (b) a final decision with respect to the proposed adjustment by the United States Tax Court, Court of Federal Claims or the appropriate Federal District Court, unless such decision is timely appealed, (c) a final decision of a United States Court of Appeals, unless such decision is timely appealed, or (d) a final decision by the United States Supreme Court.

                  "Financial Statements" is defined in Section 4.10 of this Agreement.

                  "GAAP" means United States generally accepted accounting principles, consistently applied.

                  "Governmental Entity" is defined in Section 4.1(c) of this Agreement.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Indemnifying Party" is defined in Section 10.4(a) of this Agreement.

                  "Indemnity Escrow Agent" means J.P. Morgan Trust, National Association, Institutional Trust Services.

                  "Indemnity Escrow Agreement" is defined in Section 3.4 of this Agreement.

                  "Indemnity Escrow Amount" is defined in Section 3.4 of this Agreement.

                  "Indemnity Escrow Fund" is the aggregate amount withheld from the Purchase Price and delivered to the Indemnity Escrow Agent in accordance with Section 3.6(a)(5) of this Agreement.

                  "IRS" means the Internal Revenue Service and any successor federal agency.

                  "Key Employee" is defined in the introductory paragraph to this Agreement.

                  "Laws" means all applicable federal, state or local laws, zoning and other ordinances, rules, regulations, building and other codes, and court or administrative orders, judgments or decrees.

                  "Liability" or "Liabilities" means any commitments, liabilities, obligations, indebtedness, accounts payable and accrued expenses (whether any of the foregoing are known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and/or due or to become due), including any Liability or obligation for Taxes.

                  "Liens" is defined in Section 4.2 of this Agreement.

                  "Loss" or "Losses" mean and include any damage, liability, loss, claim, cost, debt, expense, obligation, Tax, assessment, lawsuit or deficiency of any kind or nature, fixed, actual, accrued or contingent, liquidated or unliquidated, including, without limitation Fees and Costs incident to proceedings or investigations or the defense of any of the foregoing, whether or not litigation has commenced.

                  "Non-Disclosure Agreement" shall mean that certain Non-Disclosure, Proprietary Information and Invention Assignment Agreement by and among Rizwan Hag, DevStream and Softedge Systems, LLC, dated May 21, 2004.

                  "Non-Voting Common Stock" is defined in Section 4.16(a) of this Agreement.

                  "Other Losses" is defined in Section 10.6(f) of this Agreement.

                  "Permitted Lien" means (i) liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and fully reserved against, (ii) encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the use of real property if the same do not materially impair the use of such property in DevStream's business as currently conducted or proposed to be conducted, (iii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iv) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable Law or other social security, (v) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, and (vi) restrictions on transfer of securities imposed by applicable state and federal securities laws.

                  "Person" means an individual, firm, corporation, limited liability company, syndicate, partnership, trust, association, joint venture, unincorporated organization, Governmental Entity or other legal or business entity.

                  "Proprietary Rights" are all know-how, marks, symbols, trademarks, trade names, service marks, copyrights, patents, trade secrets, licenses, source codes, object codes, inventions, logos and other intellectual property owned or used by DevStream and/or Key Employee.

                  "Purchase Price" is defined in Section 3.2 of this Agreement.

                  "Recipient" is defined in Section 7.3 of this Agreement.

                  "Related Agreements" are all written agreements, other than this Agreement, which are executed and delivered by Compuware, DevStream, Spouse, Cross or Key Employee pursuant to this Agreement in connection with the transactions contemplated by this Agreement.

                  "Representative" means Key Employee.

                  "Ruling" means a formal ruling, a determination letter, a change in method of accounting letter or any similar announcement issued by the IRS.

                  "Sellers" shall be a collective reference to DevStream and Key Employee.

                  "Shareholder" or "Shareholders" shall mean those persons that are holders of capital stock of DevStream immediately prior to closing, including without limitation Mario Ciabarra and Thomas Cross.

                  "Tax Authority" includes the IRS and any state, local, foreign or other governmental authority (domestic or foreign) responsible for the administration of any Taxes.

                  Tax Benefit" is defined in Section 10.7(h) of this Agreement.

                  "Tax Proceeding" is defined in Section 10.7(a) below.

                  "Tax Return" or "Tax Returns" means any return, declaration, report, claim for refund, or information return or statement (including any schedule or attachment thereto) and any amendment thereof required to be filed with, or where none is required to be filed with a Tax Authority, the statement or other document issued by, a Tax Authority in connection with any Tax.

                  "Taxes" means all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes will include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes),single business taxes, real property gains taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which DevStream or the Subsidiary is required to pay, withhold or collect, whether disputed or not.

                  "Third-Party Claim" is defined in Section 10.5(a) of this Agreement.

                  "Treasury Regulation" or "Treasury Regulations" means any proposed, final or temporary regulation promulgated under the Code, including any amendments or any substitute or successor provisions thereto.

                  "Voting Common Stock" is defined in Section 4.16(a) of this Agreement.

2. Transfer of Assets; Assumed Liabilities; Excluded Liabilities

                  2.1 Transfer of Assets. At the Closing, Sellers will sell, convey, transfer and assign to Compuware, free and clear of all Liens, and Compuware will purchase, all rights, title and interest in and to the business, assets (tangible and intangible) and rights of DevStream (collectively referred to herein as the "Assets"), including Sellers' respective rights, title and interest in and to the following:

                           (a) All Contracts listed on Schedule 4.6 of this Agreement;

                           (b) All owned Proprietary Rights in the DevStream Products, including all patents, trademarks (including but not limited to the names "DevStream," "MemoryScope" and "JView"), software, trade names, service marks, logos, copyrights, trade secrets, technical information and other know-how, and the goodwill associated therewith;

                           (c) All telephone numbers used by DevStream, except cellular telephone numbers used by the Key Employee; and

                           (d) All customer lists and all purchase orders, license agreements, maintenance agreements, contracts, commitments and proposals for the provision of services or software to customers;

                           (e)      All notes and accounts receivable;

                           (f) All prepaid and similar items, including, without limitation, all prepaid expenses, advance payments, security deposits, employee travel and expense advances and other prepaid items, all to the extent assignable to Compuware; excluding pre-paid maintenance under the Contracts;

                           (g) All business books and records, including, without limitation, all financial, Tax, operating, inventory, personnel, payroll and customer records and all sales and promotional literature, correspondence and files; provided, however, that in the event that any such books or records are subject to any legal privilege, the parties agree to cooperate to protect such privilege to the extent practicable; and

                           (h) All owned personal property used by Sellers in development and maintenance of the DevStream Products, including all computer equipment and systems, software, materials, furniture, office equipment, including without limitation that computer equipment.

         Notwithstanding the above, any items listed in Schedule 2.1 to this Agreement as requiring a consent for transfer or assignment and as to which consent for such transfer or assignment has not been obtained by DevStream prior to the Closing shall be treated in accordance with Section 3.9 and shall not be deemed to be transferred or assigned to Compuware as part of the Assets.

                  2.2 Excluded Assets. Notwithstanding the foregoing, the following assets of Sellers shall not be sold, conveyed, transferred or assigned to Compuware and shall not be included in the definition of the Assets:

                           (a) Cash, cash equivalents and short-term marketable securities, except for such cash and cash equivalents related to performance under the Contracts;

                           (b) All owned real property, including all land, easements, buildings, improvements, rights of way, fixtures and appurtenances thereto and all such items under construction;

                           (c) All supplier lists and all orders, contracts and commitments for the purchase of goods or services, including all such items relating to the purchase of capital assets, products and supplies;

                           (d) All rights to any Tax refund, whether or not applied for prior to the Closing Date.

                  2.3 Assumption of Liabilities. At the Closing, Compuware will assume all Liabilities relating to Sellers' obligations to perform under the Contracts from and after the Closing Date, other than Liabilities resulting from Sellers' breach or default with respect to any such Contracts (collectively, the "Assumed Liabilities").

                  2.4 Excluded Liabilities. Except as expressly set forth in
         Section 2.3 above, Compuware is not assuming or agreeing to pay or perform any Liabilities or contracts of Sellers, and all Liabilities and contracts of Sellers not expressly set forth in Section 2.3 above as being assumed by Compuware are referred to as the "Excluded Liabilities." Without limiting the generality of the foregoing and except as expressly set forth in Section 2.3 above, the following are part of and constitute Excluded Liabilities:

                           (a) Any Liability of Sellers for Taxes, whether or
                  not reflected or reserved for in the Financial Statements of DevStream;

                           (b) all brokerage commissions, finder's fees or
                  similar fees or commissions, any accounting, legal and other professional fees, payable to any broker, finder, agent, financial advisor accounts, attorneys, or other representatives, acting or having acted on behalf of or employed by either Sellers, Spouse, or Cross in connection with this Agreement or any of the transactions contemplated hereby;

                           (c) Any Liability of DevStream at the Closing Date
                  relating to severance pay of any employees; and

                           (d) Any Liability arising from, including any
                  Liability to any current or past employees of DevStream with respect thereto or relating to any employee pension benefit plan.

                  All of the Excluded Liabilities will be the sole responsibility and obligation of DevStream or Key Employee, as appropriate. DevStream or Key Employee, as appropriate, will pay, perform and discharge all of the Excluded Liabilities when due in accordance with their respective terms and conditions.

         3. Closing.

                  3.1 Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Compuware Corporation at 10:00 a.m. on the date of this Agreement or at such other mutually agreeable time and place; provided, however, that at the mutual election of the parties hereto, the Closing may take place through an exchange of documents via facsimile and overnight delivery.

                  3.2 Purchase Price. Subject to the terms and conditions of this Agreement, and except as provided below, the aggregate purchase price (the "Purchase Price") payable for the Assets will be the sum of the Closing Consideration, the Indemnity Escrow Amount, and the Royalty Amount. The Purchase Price will be subject to adjustment under Section 3.4.

                  3.3 Closing Consideration. The amount set forth on Schedule
         3.3 (the "Closing Consideration") will be delivered at the Closing to the Sellers. Compuware will pay the Closing Consideration, by wire transfer of immediately available funds, to an account or accounts as designated by the Sellers prior to the Closing.

                  3.4 Indemnity Escrow Amount. The amount set forth on Schedule
         3.4 (the "Indemnity Escrow Amount") will be delivered at the Closing to the Indemnity Escrow Agent by Compuware, to be held in escrow for a period of twelve (12) months from the Closing Date, at which time the balance thereof remaining shall be disbursed to the Key Employee, pursuant to the terms of an indemnity escrow agreement, the form of which is attached to this Agreement as Exhibit A (the "Indemnity Escrow Agreement").

                  3.5 Royalty Amount.

                           (a) For the twenty-seven (27) month period commencing
                  on the first day of the first full calendar month following the Closing Date (the "Royalty Period") Compuware shall remit to Key Employee twenty percent (20%) of the Software License Billing (the "Per Sale Royalty Amount") of the DevStream Products closed during the Royalty Period and approved as Software License Billing transactions in accordance with Compuware's then current revenue recognition policy consistently applied. "Software License Billing" shall mean the license and first year maintenance (or subscription) portion of a transaction accepted as billings for commission purposes as recorded in Compuware general ledger. Any software license billing transaction that is subsequently reversed, because new information becomes available that causes Compuware to determine it no longer meets revenue recognition criteria, is deducted from the Software License Billings. At the end of the first fifteen (15) months of the Royalty

                  Period, Compuware shall aggregate the individual Per Sale Royalty Amounts including any applicable reversals, such period and remit the same to Key Employee without deduction or offset within 60 days thereafter. With regard to the final twelve (12) month portion of the Royalty Period, Compuware shall aggregate the Per Sale Royalty Amounts including any applicable reversals, within such period, and remit the same to Key Employee without deduction or offset within sixty (60) days thereafter. In the event a Software License Billing in the initial 15 months of the Royalty Period for which Per Sale Royalty Amounts have been paid to Key Employee is reversed in the remainder of the Royalty Period as dictated by Compuware revenue recognition policy, such reversed amount shall be deducted from Per Sale Royalty Amounts payable in the such final portion.

                           All funds to be remitted by Compuware hereunder shall
                  be paid by wire transfer of immediately available funds as directed by Key Employee. With each Royalty payment made under this Section 3.5(a), Compuware shall deliver to Key Employee a statement of the Chief Financial Officer of Compuware which shall include at least the following information: (i) the calendar months for which the report applies, (ii) the quantity of DevStream Products sold during each such calendar month on an invoice-by-invoice basis; (iii) the Software License Billing accrued and/or paid by each purchaser of DevStream Products; and (iv) Compuware's computation of the Royalty Amounts due to Key Employee under this Agreement. Any payment not received by Key Employee under this Section 3.5 when due, shall be subject to interest at the rate of one half percent (1/2%) per month.

                           (b) For purposes of calculating the Per Sale Royalty
                  Amount, the Software License Billing value of each sale of the products in a specific transaction shall be determined using the following methodology: the amount of Software License Billing value attributable to the DevStream Product in a particular transaction equals the product of the Software License Billing value of a transaction (not inclusive of taxes) multiplied by the quotient of the list price of the DevStream Products sold divided by the aggregated list prices for all the products licensed to the customer in the transaction.

                           The Royalty Amount calculation above is demonstrated
                  by the example below:

                           Scenario: Customer A purchases a DevStream Product
                  and a Compuware product for a combined $50,000 in license fees and first year maintenance. The licensing documents indicate that the DevStream Product is being licensed for $0. The list price for the DevStream Product is $30,000 and the Compuware Product is $70,000.

                           A. The aggregate license and first year maintenance value of the transaction equals $50,000

                           B. The list price percentage allocated to the DevStream Products equals 30% --- $30,000/($30,000+$70,000)

                           C. Therefore, the Software License Billing allocated to the DevStream Product is $15,000 (A multiplied by B)

                           D.       The royalty percentage is 20%

                           E. Therefore, the Royalty Amount on this transaction is $3,000 (D multiplied by C)

                           Compuware shall keep, on a continuing basis, full and
                  accurate accounting records with respect to the sale and distribution of DevStream Products in sufficient detail to determine the Royalty Amount payable to Key Employee. Full and complete copies of such records, together with all necessary supporting data, shall be kept at Compuware's offices at One Campus Martius, Detroit, Michigan 48226. Compuware shall retain such books and records for the retention period required by applicable law. Upon reasonable advance notice, during the Royalty Period, DevStream and its agents and accountants shall have the right during normal business hours to review such books records, and Compuware shall provide Key Employee with full and complete access to such records. The cost of such review shall be borne by Key Employee; provided, however, if an error is determined in favor of Key Employee of five percent (5%) or more, in the aggregate, then such costs shall be paid by Compuware.

                           (c) Should the Key Employee resign or be terminated
                  for Cause (as defined in the Employment Agreement) during the first year of employment, DevStream's right to receive any Royalty Amount payments shall immediately terminate on the effective date of such resignation or termination.

                           (d) During the Royalty Period, Compuware hereby
                  covenants that it shall use commercially reasonable efforts to market the DevStream Products.


                  3.6 Purchase Price Allocation. The Purchase Price (including Assumed Liabilities) shall be allocated among the acquired Assets in accordance with Schedule 3.6 hereto. The parties shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation, and shall use highest commercially reasonable efforts to sustain such allocation in any subsequent Tax audit or Tax dispute. Without limiting the foregoing, DevStream and Compuware each agrees to file an IRS Form 8594 in accordance with Schedule 3.6 hereto, and the parties agree to promptly provide each other with the information and documentation necessary to complete the IRS Form 8594 and Schedule 3.6 hereto.

                  3.7 Actions to be Taken and Documents to be Delivered at the Closing.

                           (a) At the Closing, Compuware will execute and/or
                  deliver or cause to be executed and/or delivered the following documents and will take or will cause to be taken the following actions, as appropriate:

                                    (1) officers' certificates as provided in
                           Exhibit B;

                                    (2) the Indemnity Escrow Agreement;

                                    (3) deliver $1,000,000 in immediately
                           available funds to the Indemnity Escrow Agent to hold pursuant to the Indemnity Escrow Agreement;

                                    (4) deliver $7,000,000 in immediately
                           available funds to Sellers as directed by Sellers;
                           and

                                    (5) assignment and assumption agreements
                           with DevStream and Key Employee substantially in the form attached hereto and incorporated by reference herein as Exhibit E (the "Assignment and Assumption Agreement");

                                    (6) Compuware will assume possession and
                           control of the Assets.

                                    (7) such other documents as may be
                           reasonably requested by DevStream.

                           (b) At the Closing, DevStream will execute and/or
                  deliver or cause to be executed and/or delivered the following documents and will take or will cause to be taken the following actions, as appropriate:

                                    (1) certified resolutions of its Board of
                            Directors authorizing the execution and delivery of this Agreement and each Related Agreement to which it is a party.

                                    (2) such bills of sale, assignments,
                            endorsements, and other good and sufficient instruments and documents of conveyance and transfer in form reasonably satisfactory to counsel to Compuware and DevStream, as shall be necessary and effective to transfer and assign to, and vest in, Compuware all of DevStream's right, title and interest in and to the Assets, including, without limitation, (A) good and valid, title in and to all of the Assets, and (B) all of DevStream's rights under all Contracts, instruments, proposals and other documents included in the Assets (including, without limitation, any rights and interests of DevStream under the Non-Disclosure Agreement), including, without limitation, a Bill of Sale in the form as provided in Exhibit D, and an Assignment and Assumption Agreement;

                                    (3) all of the agreements, contracts,
                           commitments, leases, plans, business plans, quotations, proposals, instruments, computer programs and software, data bases whether in the form of computer tapes or otherwise, related object and source codes, manuals and guidebooks, price books and price lists, customer and subscriber lists, supplier lists, sale records, files, correspondence, legal opinions, rulings issued by governmental entities, and other documents, books, records, papers, files, office supplies and data belonging to DevStream which are part of the Assets;

                                    (4) certified resolutions of the
                           Shareholders approving this Agreement as provided by law, the bylaws of DevStream, and the transactions contemplated hereby;

                                    (5) a copy of the Articles of Incorporation
                           of DevStream and a good standing certificate from its state of incorporation and each jurisdiction in which it is qualified to do business (certified by an appropriate state official as of a date within 30 days of the Closing Date);

                                    (6) a certificate of the Secretary or
                           Assistant Secretary of DevStream in such form and substance as Compuware may reasonably request attesting as to the incumbency of each officer of DevStream who executes this Agreement or a Related Agreement, the bylaws and the resolutions;

                                    (7) officers' certificates as provided in
                           Exhibit C;

                                    (8) the Indemnity Escrow Agreement;

                                    (9) an assignment by DevStream of all of its
                           rights and interests under each of the
                           confidentiality agreements and similar agreements in effect between DevStream and its current and former employees and others performing services for or on behalf of DevStream and all documents necessary to effect the assignment of DevStream's patents, trademarks and copyrights to the extent they are part of the Assets (including the "Trademark Assignment" in the form as provided in Exhibit G; and the Copyright Assignment in the form as provided in Exhibit H);

                                    (10) an assignment by DevStream of all of
                           its rights and interests under each of the Contracts; and

                                    (11) such other documents and certificates
                           as are required by the terms of this Agreement and the Related Agreements (including delivery of all governmental and third party consents required in order for DevStream to execute or deliver this agreement and the Related Agreements to which it is a party and to consummate the transactions contemplated by this Agreement and such Related Agreements) or as may be reasonably requested by Compuware.

                           (c) At the Closing, Key Employee will execute and/or
                  deliver or cause to be executed and/or delivered the following documents and will take or will cause to be taken the following actions, as appropriate:

                                    (1) the Employment Agreement.

                                    (2) such bills of sale, assignments,
                            endorsements, and other good and sufficient instruments and documents of conveyance and transfer in form reasonably satisfactory to counsel to Compuware and Key Employee, as shall be necessary and effective to transfer and assign to, and vest in, Compuware all of Key Employee's right, title and interest in and to the Assets, including, without limitation, (A) good and valid, title in and to all of the Assets, and (B) all of Key Employee's rights under all Contracts, instruments, proposals and other documents included in the Assets, including, without limitation, a Bill of Sale in the form as provided in Exhibit D, and the Assignment and Assumption Agreement;

                                    (3) all of the agreements, contracts,
                           commitments, leases, plans, business plans, quotations, proposals, instruments, computer programs and software, data bases whether in the form of computer tapes or otherwise, related object and source codes, manuals and guidebooks, price books and price lists, customer and subscriber lists, supplier lists, sale records, files, correspondence, legal opinions, rulings issued by governmental entities, and other documents, books, records, papers, files, office supplies and data belonging to Key Employee which are part of the Assets; and

                                    (4) the Indemnity Escrow Agreement; and

                                    (5) an assignment by Key Employee of all of
                           its rights and interests under each of the confidentiality agreements and similar agreements in effect between Key Employee and others performing services for or on behalf of Key Employee and all documents necessary to effect the assignment of Key Employee's patents, trademarks and copyrights to the extent they are part of the Assets (including the "Trademark Assignment" in the form as provided in Exhibit G; the Copyright Assignment in the form as provided in Exhibit H; and the Patent Assignment in the form as provided in Exhibit I);

                                    (6) such other documents and certificates as
                           are required by the terms of this Agreement and the Related Agreements (including delivery of all governmental and third party consents required in order for DevStream to execute or deliver this agreement and the Related Agreements to which it is a party and to consummate the transactions contemplated by this Agreement and such Related Agreements) or as may be reasonably requested by Compuware.

                  3.8 [INTENTIONALLY OMITTED]

                  3.9 Third Party Consents. To the extent that each of the Sellers' rights under any Contract or other Asset to be assigned to Compuware hereunder may not be assigned without the consent of another person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and each of the Sellers and Compuware shall use reasonable commercial efforts to obtain any such required consent as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Compuware's rights under the Asset in question so that Compuware would not in effect acquire the benefit of substantially all such rights, the Sellers, to the maximum extent permitted by law and the Asset, shall, if Compuware so requests, cooperate with Compuware in any reasonable arrangement designed to provide such benefits thereunder to Compuware.

                  3.10 Further Assurances. At and after the Closing, the officers and directors of Compuware will be authorized to execute and deliver, in the name and on behalf of each of the Sellers, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of each Seller, any other actions and things to vest, perfect or confirm of record or otherwise in Compuware any and all right, title and interest in, to and under any of the rights or Assets acquired or to be acquired by Compuware as a result of, or in connection with, the transactions contemplated herein.

         4. Representations and Warranties of DevStream and the Key Employee. DevStream and Key Employee jointly and severally represent and warrant to Compuware as follows as of the date of this Agreement and through and including the Closing Date:

                  4.1 Organization; Power and Authority; Authorization; Due Execution; No Conflicts.

                           (a) DevStream (1) is a corporation duly incorporated,
                  validly existing and in good standing under the laws of Colorado, and (2) has the corporate power and authority to (A) own, operate and lease the properties it owns, operates and leases, (B) carry on its business as it is now being conducted, (C) enter into this Agreement and the Related Agreements to which it is a party and, (D) consummate the transactions contemplated by this Agreement and the Related Agreements, and (3) is duly qualified or licensed and is in good standing to do business in each jurisdiction in which the nature of the business conducted by it has made its qualification or licensing a legal requirement, except for those jurisdictions where the failure to be so qualified would not have a material adverse effect on DevStream. DevStream has delivered to Compuware true and correct copies of its Articles of Incorporation and Bylaws.

                           (b) Other than the vote of the Shareholders required
                  by Law, this Agreement and each Related Agreement to which DevStream is a party have been duly authorized by all necessary corporate action of DevStream. Upon the execution and delivery of this Agreement and the Related Agreements to which

                  DevStream is a party, this Agreement and each such Related Agreement will constitute the legal, valid and binding obligation of DevStream, enforceable against DevStream, in accordance with their respective terms, subject to judicial discretion regarding specific performance or other equitable remedies, and except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally. Other than the vote of the Shareholders referred to above, no other corporate authorizations or proceedings on the part of DevStream are necessary to consummate any of the other transactions contemplated by this Agreement.

                           (c) Except as set forth in Schedule 4.1(c) to this
                  Agreement, the execution, delivery and performance by DevStream of this Agreement and the Related Agreements to which DevStream is a party will not (l) constitute a breach or violation of (A) DevStream's Articles of Incorporation or Bylaws, (B) any Law, or (C) any material agreement, right, license, franchise, lease, indenture, deed of trust, mortgage, loan agreement or other material instrument to which DevStream is a party or by which DevStream is bound; (2) constitute a violation of any order, judgment or decree to which DevStream is a party or by which DevStream's assets or properties are bound or affected; (3) result in the acceleration of any material debt owed by DevStream; (4) result in the creation of any lien, charge or encumbrance upon any of DevStream's properties or assets; or (5) require any consent, approval, authorization or permit of or from, or filing with or notification to, any court, government, governmental authority or other regulatory or administrative agency or commission, domestic or foreign (each, a "Governmental Entity").

                           (d) Set forth in Schedule 4.1(d) to this Agreement is
                  a true and complete list of each jurisdiction in which DevStream is qualified or licensed to do business.

                  4.2 Title. DevStream has good and marketable title to the Assets of DevStream, free and clear of all security interests, mortgages, liens, pledges, charges or encumbrances of any nature ("Liens"), except as set forth in Schedule 4.2 to this Agreement and other Permitted Liens. There are no special assessments against any of the Assets by any Governmental Entity.

                  4.3 Properties and Improvements. DevStream does not own, lease, or have an option to acquire or have any other rights or interests in any real property.

                  4.4 Other Assets of DevStream.

                           (a) All of the furniture, fixtures and equipment
                  owned or leased by DevStream or Key Employee are suitable for the operation of DevStream and/or Key Employee's business as currently conducted, subject only to ordinary wear and tear.

                           (b) All of the furniture, fixtures, equipment and
                  other personal property of DevStream or Key Employee are owned by DevStream or Key Employee respectively and, except as set forth on Schedule 4.4(b) to this Agreement, neither of the Seller is leasing or holding on consignment, any equipment, furniture, fixtures or other personal property with respect to development, sales, or maintenance of the Assets.

                  4.5 Claims; Litigation; Compliance with Laws; Approvals.

                           (a) Except as disclosed in Schedule 4.5(a) to this
                  Agreement, neither of Sellers is : (1) a party to any litigation, proceeding or administrative investigation, and, to the knowledge of either of the Sellers, none is pending or threatened in writing against or by either of Sellers or (2) subject to any outstanding order, writ, injunction or decree of any court, government or governmental authority or arbitration against or affecting it.

                           (b) Except as disclosed in Schedule 4.5(b) to this
                  Agreement, neither of the Sellers is in violation of, nor was it in violation of during the past five (5) years, and neither of the Sellers' actions in the consummation of the transactions contemplated by this Agreement do violate any Law, including any Law relating to DevStream's employment or employment practices or environmental or occupational safety or health, or any right or concession, copyright, trademark, trade name, patent, trade secret, know-how or other proprietary right of others, except where noncompliance or violation has not had or would not have a material adverse effect on DevStream. The business and activities of DevStream
                  (1) are presently being conducted in material compliance with all requirements of Law, including the filing with any Governmental Entity or other third party of any statement, report, information or form required by Law, and all requirements of any Governmental Entities having jurisdiction over the business or activities of DevStream and (2) were not conducted in violation of any of such laws or such requirements within the past five (5) years except where such violation has not had or would not have a material adverse effect on DevStream. Except as set forth in Schedule 4.5(b), DevStream has not, within the past five (5) years, received a notice of violation of, been threatened in writing with a charge of violating, or, to the knowledge of DevStream, been under investigation with respect to a possible violation of, any Law which has not been complied with, rescinded or resolved.

                           (c) DevStream has maintained all material licenses
                  and permits and has filed all registrations, reports and other documents required by local, state and federal authorities and regulating bodies in connection with its business, except where the failure to maintain or file such licenses, permits, registrations or reports would not have a material adverse effect on DevStream. All such licenses and permits will remain in full force and effect (without imposition of any material adverse condition, restriction, limitation, cost or penalty) notwithstanding the transactions contemplated by this Agreement. DevStream is in material compliance with all such licenses, permits and approvals, and there are no proceedings pending or, to the knowledge of DevStream, threatened in writing to DevStream, which may result in the material limitation, termination, cancellation or suspension, or any adverse modification of, any such license, permit or approval. Schedule 4.5(c) to this Agreement contains a full and complete list of all such licenses, permits and approvals.

                  4.6 Agreements; Contracts; Warranties.

                           (a) All of the agreements, contracts, arrangements,
                  purchase orders, licenses, franchises, leases, understandings and commitments, written or otherwise, currently in effect and relating to DevStream or any of the Assets are set forth on
                  Schedule 4.6(a) hereto (the "Contracts"). All of such Contracts will be effectively transferred to Compuware at the Closing. Except as set forth on Schedule 4.6(a), to this Agreement, and with respect to the Assets (1) neither of Key Employee or DevStream is obligated under any contract or agreement (written or otherwise) which may not be terminated without cost or penalty to DevStream or the Shareholders upon thirty (30) days' notice of a desire to terminate and which will require DevStream to spend more than $50,000 in the aggregate; and (2) DevStream is not a party to any agreement or commitment of any nature pursuant to which it will be required to spend more than $50,000 in any 12 month period or $100,000 in the aggregate.

                           (b) With respect to the Contracts identified on
                  Schedule 4.6 to this Agreement:

                                    (1) neither DevStream or Key Employee, nor,
                           to the knowledge of DevStream or Key Employee, the third parties to such Contracts, are in material default nor has such default been asserted by any party, and there has not occurred any event which, with or without the passage of time or giving of notice (or both), would constitute such a default;

                                    (2) except as set forth on Schedule
                           4.6(b)(2) to this Agreement, each such Contract will remain in full force and effect (without imposition of any material restriction, limitation, cost or penalty to Compuware) notwithstanding the transactions contemplated by this Agreement;

                                    (3) except as set forth on Schedule
                           4.6(b)(3) to this Agreement, DevStream or Key Employee has performed in all material respects all of its obligations required to be performed by DevStream prior to the date of this Agreement and prior to the Closing Date; and

                                    (4) neither DevStream, Key Employee nor, to
                           the knowledge of DevStream, the third parties to such Contracts, has repudiated any provision of any such Contract.

                           (c) DevStream and/or Key Employee have delivered to
                  Compuware a true and complete copy of each written instrument or document (including all amendments thereto), and a true and complete written summary of each unwritten understanding, which is identified on Schedule 4.6 to this Agreement.
                  Schedule 4.6 includes true and correct copies of all forms of customer agreements which are representative of those used by DevStream and/or Key Employee.

                  4.7 Proprietary Rights. All of the Proprietary Rights are listed or described on Schedule 4.7 to this Agreement and, except as disclosed in Schedule 4.7 to this Agreement:

                           (a) All of the Proprietary Rights are valid and in
                  full force and effect; provided, however that Sellers hereby disclaim any representation that the U.S. Patent and Trademark Office will issue letters patent based upon provisional Patent Application No. 60/519,076.

                           (b) Schedule 4.7(b) to this Agreement lists any
                  Proprietary Rights licensed by DevStream and/or Key Employee from any third parties. DevStream and/or Key Employee own or have the right to use all Proprietary Rights that are necessary for the operation of the business related to the DevStream Products as presently conducted, except where the failure to own or have the right to use such Proprietary Rights does not have a material adverse effect on such DevStream Products' business.

                           (c) Schedule 4.7(c) to this Agreement contains a true
                  and complete list or description of all contracts, oral, written or electronic pursuant to which DevStream and/or Key Employee have authorized any person or entity to use, or pursuant to which any person or entity has the right to use, any of the Proprietary Rights, including, without limitation, on a temporary or trial basis.

                           (d) Schedule 4.7(d) to this Agreement contains a true
                  and complete list and description of all royalty or contingent compensation arrangements or other contracts, oral, written or electronic, regarding or pertaining to any Proprietary Rights.

                           (e) To DevStream's knowledge, no Proprietary Right
                  presently being used, licensed or sold, or contemplated to be used, licensed or sold, by DevStream or Key Employee violates or infringes on any rights owned or held by any other person or entity.

                           (f) There is no pending or, to the knowledge of
                  DevStream or Key Employee, threatened claim or litigation against DevStream, Key Employee or any other person or entity contesting or, if decided adversely, affecting the right of DevStream or Key Employee to use, license or sell any Proprietary Right.

                           (g) Except as set forth on Schedule 4.7(g), to
                  DevStream or Key Employee's knowledge, no patent, trademark, service mark, trade name, copyright, license, trade secret, invention, intellectual property right, know-how or other right presently being licensed, sold or employed, by any person or entity violates or infringes on, or may violate or infringe on, any Proprietary Rights.

                           (h) DevStream and Key Employee use and have used all
                  reasonable efforts to secure and maintain its rights in the Proprietary Rights; provided that Compuware acknowledges that Sellers have not filed any state or federal trademark applications with regard to the DevStream Products. Without limiting the generality of the foregoing, DevStream's employees and independent contractors have executed, as appropriate, agreements protecting the confidentiality of the Proprietary Rights and assigning to DevStream any rights that any such employees or independent contractors may otherwise have in any intellectual property developed for DevStream by such employees or independent contractors. Such agreements are in substantially the forms provided to Compuware by DevStream and attached as Schedule 4.7(h). Each such agreement is valid and enforceable and in full force and effect, subject to judicial discretion regarding specific performance or other equitable remedies, except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally and except for any noncompetition provision of any such agreement which may not be enforceable under applicable law of the jurisdiction where such provision is being construed, and, to the knowledge of DevStream, none has been violated by any signatory employee or independent contractor. True and complete copies of each such agreement, including, without limitation, all amendments or modifications thereof have been delivered to Compuware prior to the date of this Agreement.

                           (i) The software products currently licensed by
                  DevStream or Key Employee to customers are in substantial conformance with the current documentation, whether electronically embedded, written or otherwise, shipped with such software products, except for errors and bugs of the type, scope and nature generally acceptable in the software industry for similar types of software products.

                           (j) Schedule 4.7(j) lists all software or other
                  material that is distributed as "free software," "open source software" or under a similar licensing or distribution model (including but not limited to the GNU General Public License, GNU Lesser General Public License, Sun Community Source License (SCSL) or the Sun Industry Standards License (SISL)) ("Open Source Materials") that is used by DevStream or Key Employee in connection with the DevStream Products in any way and describes the manner in which the Open Source Materials were used and, if appropriate, modified and distributed by the DevStream or Key Employee. Except as set forth in Schedule 4.7(j), DevStream has not (1) incorporated Open Source Materials into, or combined Open Source Materials with, the DevStream Products, (b) distributed Open Source Materials in conjunction with the DevStream Products, or (c) used Open Source Materials that create, or purport to create, obligations for DevStream or Key Employee with respect to the Proprietary Rights or products or grant, or purport to grant, to any third party, any rights or immunities under the Proprietary Rights (including using any Open Source Materials that require, as a condition of use, modification or distribution of such Open Source Materials that other software incorporated into, derived from or distributed with such Open Source Materials be (i) disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works, or (iii) be redistributable at no charge). No Proprietary Rights or products of DevStream or Key Employee are subject to the terms of license of any such Open Source Materials.

                  4.8 Employees; Employee Benefits.

                           (a) Attached as Schedule 4.8(a) to this Agreement is
                  a list, as of the date of this Agreement, of all employees of DevStream, and their respective dates of hire, positions, base salary and commission schedule (if applicable). Except as set forth on Schedule 4.8(a) to this Agreement, none of such employees has any agreement with DevStream. DevStream does not have any collective bargaining or union contracts or agreements. There have not been any unfair labor practice complaints, material labor difficulties or work stoppages, or threats thereof, affecting any of the employees or activities of DevStream. To the knowledge of DevStream, there is no union campaign presently being conducted to solicit employees to authorize a union to request a national labor relations board certification election with respect to the employees of DevStream. Except as set forth in Schedule 4.8(a), any employee of DevStream may be terminated at will, with or without cause, without any severance obligation.

                           (b) DevStream has deducted and remitted to the
                  relevant Governmental Entities all income taxes, unemployment insurance contributions and other Taxes and amounts which it is required to deduct and remit to such Governmental Entities, and DevStream has made all required filings in respect thereof, except to the extent that any failure to deduct or remit will not result in any liability.

                           (c) Except as set forth on Schedule 4.8(c) to this
                  Agreement, the consummation of the transactions contemplated by this Agreement will not in and of itself (1) entitle any current or former employee of DevStream to severance pay, unemployment compensation or any other similar payment, or (2) accelerate the time of payment or vesting or increase the amount of compensation due to any such employee or former employee.

                           (d) Schedule 4.8(d) lists all "employee benefit
                  plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all other material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, stock bonus, phantom stock, retirement, vacation, severance, disability, death benefit, welfare, holiday bonus, hospitalization, medical or other plan or arrangement, providing benefits to any current or former employee, officer or director of DevStream, or maintained or contributed to by DevStream or by any member of its controlled group(s) as defined in Code Sections 414(b), (c),

                  (m), or (o) for the benefit of any employee, officer or director of DevStream (collectively, "Benefit Plans").

                           (e) Except as set forth on Schedule 4.8(e), each
                  Benefit Plan set forth in Schedule 4.8(d) which is intended by DevStream to be tax qualified under Section 401(a) of the Code has received a determination letter to that effect from the Internal Revenue Service and a copy of the most recent determination letter for each such Benefit Plan has been delivered to Compuware.

                           (f) On or prior to the date of this Agreement,
                  DevStream has delivered to Compuware true and complete copies of (1) each Benefit Plan or, in the case of any unwritten Benefit Plans, descriptions thereof, (2) the most recent annual report filed with the appropriate Governmental Entity with respect to each Benefit Plan, if any such report was required, (3) the most recent summary plan description for each Benefit Plan for which such summary plan description is required, (4) each trust agreement, group annuity contract or insurance contract relating to any Benefit Plan, and (5) the most recent actuarial report, if any, relating to any Benefit Plan.

                           (g) Except as set forth on Schedule 4.8(g), to the
                  knowledge of DevStream, none of DevStream, any officer of DevStream or any of the Benefit Plans, or any trusts created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as defined in Code
                  Section 4975 or ERISA Section 406) or any other breach of fiduciary responsibility that would subject DevStream or any officer of DevStream to a material Tax or penalty on prohibited transactions or to any liability under ERISA.

                           (h) Except as disclosed on Schedule 4.8(h), no such
                  Benefit Plan that is an employee welfare benefit plan (as defined in ERISA Section 3(1)) provides benefits to current or future retirees or current or future former employees and their dependents, except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or applicable state continuation coverage law.

                           (i) Except as would not impose a material liability
                  on DevStream, or except as set forth on Schedule 4.8(i), each Benefit Plan and all related trust or other agreements conform in form and operation to, and comply with, all applicable laws and regulations, including, without limitation, ERISA and the Code, and all reports or information relating to each such Benefit Plan required to be filed with any Governmental Entity or disclosed to participants has been timely filed and disclosed.

                           (j) Except as disclosed in Schedule 4.8(j), DevStream
                  has not announced a plan to create, nor does it have any legally binding commitment to create, any new arrangement which would, when established, constitute an employee benefit plan, as defined in Section 3(3) of ERISA.

                           (k) All insurance premiums or contributions required,
                  with respect to any Benefit Plan, have been paid or accrued in full and there exist no funding deficiencies within the meaning of Code Section 412 with respect to any Benefit Plan. Except as disclosed on Schedule 4.8(k), there are no known material retrospective adjustments provided for under any insurance contracts maintained pursuant to any Benefit Plan with regard to policy years or other periods ending on or before the Closing Date. All Pension Benefit Guaranty Corporation premiums have been timely paid and, except as disclosed on Schedule 4.8(k), the assets of any Benefit Plan which is a defined benefit plan are sufficient, as of the Closing Date, to fund all of the benefit liabilities of such Benefit Plan (determined on a plan termination basis) and there has occurred no reportable event with respect to any Benefit Plan which is subject to Title IV of ERISA.

                           (l) Except as disclosed on Schedule 4.8(l), no
                  Benefit Plan, or the Tax deduction of any contributions thereto by DevStream, is, to the knowledge of DevStream, the subject of an audit by any Governmental Entity, and no litigation or asserted claims exist against DevStream or any Benefit Plan or fiduciary with respect thereto, other than such benefit claims as are made in the normal operation of a Benefit Plan.

                  4.9 Insurance. Schedule 4.9 to this Agreement contains a true and complete list of all policies of fire, liability, workers' compensation and other forms of insurance owned or held by DevStream (including coverages), and DevStream has made available for inspection by Compuware true and complete copies of all such policies. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received by DevStream with respect to any such policy. Such policies
         (i) are sufficient for material compliance with all requirements of Law and all agreements to which DevStream is a party; (ii) are valid, outstanding and enforceable policies; (iii) will remain in full force and effect through the Closing Date; and (iv) will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 4.9 to this Agreement identifies all risks that DevStream has designated as being self-insured.

                  4.10 Financial Statements. DevStream has delivered to Compuware (i) complete copies of its unaudited financial statements for the years ended December 31, 2003, including balance sheets and accompanying statements of profit and loss and related schedules of cost and expense for the covered periods, as applicable, and (ii) unaudited financial statements for the months ended January 31, 2004 through August 31, 2004. All of the foregoing are referred to as the "Financial Statements." Each of the Financial Statements presents fairly in all material respects the financial condition, and results of operations of DevStream as of such dates and for the periods then ended, and all of such statements were prepared in accordance with GAAP (except, with respect to interim financial statements, for normal, non-material year-end adjustments and lack of footnotes). DevStream has provided Compuware with true and complete copies of all "management letters" received by DevStream in connection with any prior audit within the last three years. Additionally, as of the date of the most recent Financial Statement submitted to Compuware and as of the Closing Date, DevStream has no debt for borrowed money, whether long-term or short-term, that would be required under GAAP to be reflected on such Financial Statement.

                  4.11 Undisclosed Liabilities. Neither Key Employee or DevStream has any liability of any kind, whether accrued, absolute, contingent or otherwise, except for such liabilities that (i) are reflected or reserved for on the most recent Financial Statements; (ii) are disclosed in Schedule 4.11; (iii) are not required to be set forth in the Schedules to this Agreement or (iv) are commitments under contracts disclosed in Schedule 4.6.

                  4.12 Taxes.

                           (a) DevStream has timely filed (or has caused, or
                  will cause, to be timely filed on its behalf either separately or as a member of a consolidated, combined, unitary or similar group of companies) all Tax Returns required to be filed by it with any Tax Authority, taking into account any valid and proper extension of time to file granted to or obtained on behalf of DevStream and all such Tax Returns (i) are true, correct and complete in all respects at the time of filing,
                  (ii) correctly reflect the liabilities of DevStream for Taxes for the periods, properties or events covered thereby and
                  (iii) were prepared in accordance with applicable laws. All Taxes (whether or not shown on such Tax Returns) owed by DevStream have been timely paid in full. No deficiency for any amount of Taxes has been asserted in writing or to the knowledge of DevStream has been threatened or is likely to be assessed by a Tax Authority against DevStream. No claim has ever been made in writing by a Tax Authority in a jurisdiction where DevStream does not file Tax Returns that DevStream is or may be subject to taxation by that jurisdiction. Except as set forth on Schedule 4.12(a), DevStream is not currently the beneficiary of any extension of time within which to file any Tax Return. There are no Liens or security interests (other than Permitted Liens) on any of the assets of DevStream that arose in connection with any failure (or alleged failure) to pay Taxes.

                           (b) DevStream has accrued, adequately reserved and
                  shown on its Financial Statements as a current liability in accordance with GAAP all Taxes of DevStream for all taxable periods (or portions thereof) which end on or before the date of such Financial Statements. Moreover, DevStream will accrue, adequately reserve and show on the Financial Statements as a current liability in accordance with GAAP all Taxes of DevStream for all taxable periods (or portions thereof) which end on or before the Closing Date, including all Taxes attributable to the transactions contemplated by this Agreement.

                           (c) DevStream has withheld and paid all Taxes
                  required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and has otherwise complied with applicable laws relating thereto.

                           (d) There is no audit or other dispute, examination,
                  claim or other proceeding concerning any Taxes or Tax Return of DevStream either made or raised by, or involving, any Tax Authority, nor is there any threat or expectation thereof.
                  Schedule 4.12(d) lists all federal, state, local, and foreign income and other Tax Returns filed by DevStream for taxable periods ended on or after December 31, 2003 that have been audited by a Tax Authority, and indicates those Tax Returns that currently are the subject of audit by a Tax Authority. DevStream has delivered or made available to Compuware true, correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Key Employee (with respect to DevStream) and/or DevStream since December 31, 2003.

                           (e) Except as set forth on Schedule 4.12(e),
                  DevStream has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                           (f) Except as set forth on Schedule 4.12(f),
                  DevStream has disclosed on its Tax Returns all positions taken therein, the nondisclosure of which could give rise to a substantial understatement penalty within the meaning of Code ss.6662 or any similar provision of state, local or foreign law.

                           (g) Except as set forth on Schedule 4.12(g),
                  DevStream: (1) has not filed a consent under Code ss.341(f) concerning collapsible corporations; (2) has not made any payment, is not obligated to make any payment, and is not a party to any agreement that under certain circumstances could obligate it to make any payment that will not be deductible under Code ss.280G; (3) is not and has not been a party to any Tax allocation, Tax sharing or similar agreement; (4) has not been a member of any consolidated, combined, unitary or similar group for federal, state, local or foreign Tax purposes; (5) has no liability for the Taxes of any person under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local, or foreign law) or as a result of being a transferee or successor, or by contract or otherwise;
                  (6) has not granted a power of attorney with respect to any matter relating to Taxes of DevStream; (7) is not a party to any safe harbor lease within the meaning of Code ss.168(f)(8) as in effect prior to amendment by the Tax Equity and Responsibility Act of 1982; (8) is not a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income tax purposes; (9) has no property that is tax exempt use property within the meaning of Code ss.168(h); (10) is not bound by any closing agreement within the meaning of Code ss. 7121; (11) has not agreed to and is not required to make any adjustments under Code ss.481(a) or any similar provision of state, local or foreign law and no Tax Authority has proposed in writing any such adjustment that affects any taxable year ending after the Closing Date ; (12) has no application pending with any Tax Authority requesting permission for any change in accounting method that relates to its business or operations and that affects any taxable year ending after the Closing Date; (13) has not at any time during the past five years used the cash method of accounting; and (14) in the past five years
                  (A) has not been a party to a transaction that has been reported as a reorganization within the meaning of Code ss.368, (B) has not distributed a corporation in a transaction that is reported to qualify under Code ss.355 and (C) was not distributed in a transaction that is reported to qualify under Code ss.355.

                           (h) Except as set forth on Schedule 4.12(h), neither
                  the Code nor any other provision of law requires Compuware to withhold any portion of the Purchase Price.

                           (i) There are no Rulings from, or requests for
                  Rulings with, any Tax Authority addressed to or involving DevStream that are, or if issued would be, binding on DevStream.

                           (j) At all times since January 25, 2004, DevStream
                  has been for Tax purposes a validly electing S corporation within the meaning of Code ss.1361. DevStream will not be liable for any Tax under Code ss.1374. Except for such S corporation or as provided in Schedule 4.12(j), DevStream has neither filed nor made any Tax election.

                           (k) For purposes of this Section 4.12, Section 4.8,
                  Section 10, Section 11.13, "DevStream" will be deemed to include any subsidiary or affiliate of DevStream, any predecessor of DevStream or any person or entity in respect of whose obligation to pay Taxes DevStream may be liable for as a result of transferee liability, joint and several liability, contract or otherwise.

                           (l) DevStream has complied with all Tax-related
                  record keeping requirements.

                  4.13 Absence of Changes or Events. Except as disclosed on
         Schedule 4.13 to this Agreement or as disclosed in the Financial Statements, DevStream has operated its business only in the ordinary course and, since July 1, 2004:

                           (a) DevStream has not made any change in its Articles
                  of Incorporation or Bylaws; adjusted, split, combined or reclassified any of its capital stock or securities; entered into any arrangement or contract with respect to the issuing of any shares of its capital stock or securities; issued any DevStream Options; or made any other changes in its capital structure.

                           (b) DevStream has not borrowed any amount or
                  incurred, assumed, become subject to or guaranteed any liability, whether absolute or contingent, other than in the ordinary course of business.

                           (c) DevStream has not made any material changes in
                  its practices or methods of accounting including, but not limited to, for Tax purposes.

                           (d) DevStream has not made any material change in or
                  introduced any pension, retirement, profit sharing or bonus arrangement or other employee welfare or benefit arrangement or other benefit plan.

                           (e) DevStream has not suffered any material adverse
                  change in its business, operations, operating results, properties, assets, liabilities or condition (financial or otherwise).

                           (f) DevStream has not suffered any event or condition
                  of any character which, either individually or in the aggregate, is reasonably likely to materially adversely affect its business, operations, operating results, properties, assets, liabilities or condition (financial or otherwise).

                           (g) DevStream has not suffered any damage,
                  destruction or Loss, whether covered by insurance or not, which is reasonably likely to materially adversely affect its business, operations, operating results, properties, assets, liabilities or condition (financial or otherwise).

                           (h) DevStream has not declared, set aside, made or
                  paid any dividend, distribution or payment, whether in cash, stock, property or any combination thereof with respect to any of its securities, nor has it reclassified any of such securities.

                           (i) DevStream has used highest commercially
                  reasonable efforts to preserve its business organizations and to retain the services of its officers and Key Employee.

                           (j) DevStream has not increased any salary, wages,
                  compensation or fringe or other benefits payable or to become payable to its officers, directors or employees, except for such increases as are in the ordinary course of business consistent with past practice or required by applicable minimum wage laws.

                           (k) DevStream and Key Employee have exercised their
                  commercially reasonable efforts to maintain the good will of suppliers, customers and employees of, and others having material business relationships with, DevStream and Key Employee.

                           (l) DevStream has not made any Tax election nor has
                  it settled or compromised any income or other Tax liability or refund.

                           (m) DevStream has not paid, discharged or satisfied
                  any claim, liability or obligation, whether absolute, accrued, asserted or unasserted, contingent or otherwise, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, of liabilities reflected or reserved against in the Financial Statements and trade payables incurred since the date of the most recent Financial Statement.

                           (n) Neither DevStream or Key Employee have, except in
                  the ordinary course of business, entered into, amended, modified or terminated any material agreement, commitment or transaction.

                           (o) Except as otherwise provided in Schedule 4.13(o),
                  neither DevStream or Key Employee have made any provision for material price discounts or other special considerations in respect of their goods or services not in the ordinary course of business consistent with past practices.

                           (p) Neither DevStream or Key Employee have sold,
                  transferred, leased, mortgaged, pledged, subjected to any lien or otherwise disposed of any of its properties or assets, real, personal or mixed, tangible or intangible, except in the ordinary course consistent with past practices.

                           (q) Neither DevStream or Key Employee have entered
                  into any agreement or understanding to do any of the foregoing.

                  4.14 [INTENTIONALLY OMITTED.]

                  4.15 Subsidiaries. Except as set forth on Schedule 4.15 to this Agreement, DevStream does not have, nor has it had any equity interest, or right to acquire any equity interest, whether direct or indirect, in any corporation, joint venture, partnership, limited liability company, firm or other entity.

                  4.16 Capitalization.

                           (a) The authorized capital stock of DevStream
                  consists of 4,000,000 shares of Class A voting common stock, no par value ("Voting Common Stock"), and 1,000,000 shares of Class B non-voting common stock, no par value ("Non-Voting Common Stock").

                           (b) As of the close of business on the day proceeding
                  Closing, (1) 1,010,000 shares of Voting Common Stock were issued and outstanding and (2) 0 shares of Non-Voting Common Stock were issued and outstanding.

                           (c) All outstanding shares of capital stock of
                  DevStream are duly authorized, validly issued, fully paid and non-assessable.

                           (d) The Shareholders are the sole holders of the
                  capital stock of DevStream.

                           (e) There are no plans, agreements, or arrangements
                  under which options, warrants or other rights to purchase or acquire shares of capital stock of

                  DevStream have been or may be granted. Except as set forth in this Section 4.16 or as disclosed on Schedule 4.16(e) to this Agreement, there are no outstanding options, warrants, rights, calls, commitments or agreements calling for the issuance or transfer, sale, or disposition by DevStream of any shares, issued or unissued, of the capital stock of DevSteam, or of any securities convertible or exchangeable, actually or contingently, into any such capital stock, to which DevStream is a party or by which DevStream is bound, or of which DevStream has knowledge.

                           (f) As of the date of this Agreement, no bonds,
                  debentures, notes or other indebtedness of DevStream having the right to vote on any matters on which Shareholders may vote ("DevStream Voting Debt") are issued or outstanding.

                           (g) Except as otherwise set forth in this Section
                  4.16 or as disclosed on Schedule 4.16(g) to this Agreement, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which DevStream is a party or by which DevStream is bound obligating DevStream to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of DevStream or obligating DevStream to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of DevStream to repurchase, redeem or otherwise acquire any shares of capital stock of DevStream.

                           (h) Except as set forth in this Section 4.16 or as
                  disclosed on Schedule 4.16(h) to this Agreement, no shares of capital stock of DevStream are reserved for issuance.

                           (i) Except as disclosed on Schedule 4.16(i), there
                  are no voting trusts, proxies or other agreements, commitments or understandings of any character to which DevStream is a party or by which DevStream or, to DevStream's knowledge, any of the holders of DevStream's capital stock is bound with respect to the voting of any shares of capital stock of DevStream.

                  4.17 [Intentionally Omitted]

                  4.18 Guarantees. Except as disclosed on Schedule 4.18 to this Agreement, neither DevStream nor Key Employee have guaranteed any debt or obligation of any third party and none of the debts or obligations of DevStream or Key Employee are guaranteed by any third parties.

                  4.19 Related Parties. Schedule 4.19 to this Agreement is a true and complete list and brief description of all contracts and agreements or other transactions entered into or agreed to within the past three (3) years (including, without limitation, all oral contracts and outstanding bids or offers for the foregoing) involving amounts in excess of $25,000, and all currently effective contracts and other transactions to which DevStream, on the one hand, is or was a party, with respect to which any officer, director or Shareholder of DevStream, or any person related to any of the foregoing by blood or marriage, on the other hand, is or was a party, other than arrangements related to the employment of such person that are otherwise disclosed pursuant to this Agreement. True and complete copies of all such contracts and all documentation relating to such transactions, including, without limitation, all amendments thereto and modifications thereof, have been delivered to Compuware prior to the date of this Agreement. No Shareholder, director, officer or employee of DevStream is indebted to DevStream in excess of $10,000 for any one person or in excess of $50,000 in the aggregate for all persons.

                  4.20 Accounts Receivable. The accounts receivable of DevStream which are shown on Schedule 4.20 to this Agreement arose in the ordinary course of business, are valid and collectible in the ordinary course (which, unless otherwise set forth with respect to a particular account on Schedule 4.20, is no more than 30 days from invoice date), net of the reserves set forth on the most recent Financial Statements, subject to no counterclaims or setoffs, at the aggregate recorded amount thereof as shown on the records of DevStream.

                  4.21 Brokers. Except as set forth on Schedule 4.21 to this
         Agreement:

                           (a) DevStream (1) has not dealt with any broker or
                  finder in connection with this transaction; (2) has not caused or created any liability to any broker or finder in connection with this transaction; or (3) is not aware of any claim from or right of any third party that it is entitled to brokerage, finders or other similar fees in connection with this transaction.

                           (b) DevStream is not aware of any broker or finder
                  that was instrumental or had any part in bringing about this transaction.

                  4.22 Disclosure. The statements, representations and warranties made by DevStream or Key Employee in this Agreement, and the Schedules, attachments and Exhibits to this Agreement, do not contain any untrue statement of any material fact or omit a material fact necessary to make the statements contained in this Agreement, or such Schedules, attachments or Exhibits, in light of the circumstances in which they were made, not misleading.

         5. Additional Representations and Warranties of Key Employee. In addition to the representations and warranties set forth in Section 4 above, the Key Employee represents and warrants to Compuware as follows, as of the date of this Agreement and as of the Closing Date:

                           (a) Upon the execution and delivery of this Agreement
                  and each Related Agreement to which the Key Employee is a party, this Agreement and each such Related Agreement will constitute the legal, valid and binding obligation of the Key Employee, enforceable against the Key Employee in accordance with their respective terms, subject to judicial discretion regarding specific performance or other equitable remedies, and except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally.

                           (b) The Key Employee's execution, delivery and
                  performance of this Agreement and the Related Agreements to which the Key Employee is a party will not (1) constitute a breach or violation of (A) any Law or (B) any material agreement, indenture, deed of trust, mortgage loan agreement or other material instrument to which the Key Employee is a party or is bound or affected; (2) constitute a violation of any order, judgment or decree to which the Key Employee is a party or by which the Key Employee is bound; or (3) result in the acceleration of any material debt owed by the Key Employee.

                           (c) Except as set forth in this Agreement or in the
                  Schedules attached hereto, there are no obligations of DevStream to the Key Employee, and the Key Employee releases DevStream and Compuware from any such claim, obligation or liability.

                           (d) Except as set forth on Schedule 5(d) to this
                  Agreement, each Shareholder owns all of the DevStream Shares shown on the stock transfer books of DevStream as belonging to such Shareholder free and clear of any lien, claim, security interest, pledge, charge, encumbrance or restriction of any kind.

         6. Compuware's Representations and Warranties. Compuware represents and warrants to DevStream as follows, as of the date of this Agreement:

                  6.1 Organization; Power and Authority. Compuware is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan, and has the corporate power and authority to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated by this Agreement and the Related Agreements.

                  6.2 Authorization; Due Execution; No Conflicts.

                           (a) This Agreement and each Related Agreement has
                  been duly authorized by all necessary corporate action on the part of Compuware. Upon the execution and delivery by Compuware of this Agreement and the Related Agreements, this Agreement and the Related Agreements will each constitute the legal, valid and binding obligation of Compuware, enforceable against Compuware in accordance with their respective terms.

                           (b) Compuware's execution, delivery and performance
                  of this Agreement and the Related Agreements will not (1) constitute a breach or violation of (A) Compuware's Articles of Incorporation or Bylaws (B) any Law or (C) any material agreement, indenture, deed of trust, mortgage, loan agreement or other material instrument to which Compuware is a party or by which Compuware is bound; or (2) constitute a violation of any order, judgment or decree to which Compuware is a party or by which any of Compuware's Assets are bound or affected.

                  6.3 Brokers.

                           (a) Compuware (1) has not dealt with any broker or
                  finder in connection with this transaction; (2) has not caused or created any liability to any broker or finder in connection with this transaction; and (3) is not aware of any claim from any third party that it is entitled to brokerage, finders or other similar fees in connection with this transaction.

                           (b) Compuware is not aware of any broker or finder
                  that was instrumental or had any part in bringing about this transaction.

         7. Post-Closing Covenants.

                  7.1 Non-Disclosure Agreement. DevStream and Compuware agree that each party's non-disclosure obligations contained in any non-disclosure agreement signed by DevStream and Compuware will remain in full force and effect in accordance with the terms of such agreement.

                  7.2 Post-Closing Use of Intellectual. Property DevStream will not, and will not permit any of its affiliates (including directors, officers, shareholder or entities in which DevStream, or any director, officer or shareholder of DevStream, has a five percent (5%) or more ownership interest) to, adopt, do business under, or use any intellectual property that infringes, conflicts with or is confusingly similar to the Proprietary Rights.

                  7.3 Work in Progress. From and after the Closing, Compuware will have all communications with customers under any of the Contracts and with customers who are licensing, sublicensing or otherwise using any of the Proprietary Rights (collectively, "Customers"). Without limiting the generality of the foregoing, Compuware will, in the ordinary course of business, bill Customers for all services for which Customers were not billed prior to the Closing, including for services performed by DevStream. From and after the Closing, DevStream will refer to Compuware all requests, communications and inquiries of any Customers. DevStream will cooperate with Compuware, and take such actions as Compuware reasonably requests, to ensure that Customers send or deliver their payments directly to Compuware and to ensure that payments from or on behalf of Customers which are improperly sent or delivered to DevStream are not commingled with DevStream's assets. Each party (the "Recipient") will promptly remit to the other party (the "Entitled Party") all amounts paid to the Recipient but to which the Entitled Party has the right, including insurance proceeds. To the extent appropriate to accomplish the foregoing, the Recipient will endorse all checks and other instruments in favor of the Entitled Party. The Recipient will provide the Entitled Party with such information as is necessary or reasonably requested to determine the amounts to which the Entitled Party is entitled. DevStream will not take any action that could interfere with Compuware's relationship with any of the Customers.

                  7.4 Changes and Use of the DevStream Name. On or promptly following the Closing Date, DevStream shall take or cause to be taken such action as may be required to change the corporate name of DevStream to a name that is not the same as, or confusingly similar to, DevStream's current corporate name or the other names or marks of DevStream transferred to Compuware hereunder, and promptly thereafter DevStream shall deliver to Compuware evidence that all necessary filings in the jurisdictions in which DevStream is licensed or qualified to do business to effect such name change have been made.

                  7.5 Employee Matters.

                           (a) At the Closing, Compuware shall offer employment
                  to Key Employee pursuant to the terms set forth in the Employment Agreement attached hereto as Exhibit F.

                           (b) For a period of two (2) years from and after the
                  Closing Date, DevStream or the Key Employee shall not, directly or indirectly, solicit the employment of any Compuware employee, including former DevStream employees which are employed by Compuware.

                  7.6 Maintenance of Books and Records. Each of Compuware, Key Employee and DevStream shall preserve for seven (7) years from the Closing Date all records possessed or to be possessed by such party relating to any of the Assets or Assumed Liabilities prior to the Closing Date. After the Closing Date, where there is a legitimate purpose (which shall be deemed to include tax filings of either party), such party shall provide the other party with access, upon prior, written reasonable request specifying the need therefor, during regular business hours, to (a) the officers and employees of such party and (b) the books of account and records of such party, but, in each case, only to the extent relating to the Assets or Assumed Liabilities prior to the Closing Date, and the other party and its representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party; and further provided that, as to so much of such information as constitutes trade secrets or confidential business information of such party, the requesting party and its officers, directors and representatives will use due care to not disclose such information except (i) as required by law, (ii) with the prior written consent of such party, which consent shall not be unreasonably withheld, or (iii) where such information becomes available to the public generally, or becomes generally known to competitors of such party, through sources other than the requesting party, its affiliates or its officers, directors or representatives. Such records may nevertheless be destroyed by a party if such party sends to the other parties written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed after the thirtieth day after such notice is given unless another party objects to the destruction, in which case the party seeking to destroy the records shall deliver such records to the objecting party.

                  7.7 Covenant Not to Compete. DevStream and the Key Employee agree, for a period of five (5) years following the Closing Date, not to develop, create, license, sell, distribute or otherwise commercially exploit any DevStream Product that has the same principal function or features as the Assets, irrespective of target platform.

                  7.8 Dissenter's Rights. By execution of this Agreement below, Cross consents to the terms of this Agreement and agrees to waive any available appraisal or similar rights of minority shareholders he may have under applicable law with regard to the DevStream shares held by him, directly or indirectly. Cross agrees that his sole and exclusive remedies with regard to such rights shall lie with DevStream and/or Key Employee.


         8. Conditions Precedent to the Parties' Obligations to Close.

                  8.1 Conditions Precedent of Compuware. Compuware's obligations under this Agreement are subject to the satisfaction at or before the Closing Date of each of the following conditions (the fulfillment of any of which may be waived in writing by Compuware):

                           (a) All terms, covenants and conditions of this
                  Agreement and the Related Agreements to be complied with or performed by DevStream prior to or on the Closing Date will have been fully complied with and performed by DevStream, including DevStream's timely taking of all actions and delivery of all documents required to be taken and delivered by them under this Agreement and the Related Agreements.

                           (b) The representations and warranties of each of
                  DevStream contained in this Agreement will be true and correct at and as of the Closing Date as if made at and as of such time, with the same force and effect as if made at and as of the Closing Date, except for (1) changes contemplated and permitted by this Agreement and (2) those representations and warranties which address matters only as of a particular date which will have been true and correct as of such date.

                           (c) There will not have been any material adverse
                  change in the financial condition or business of DevStream.

                           (d) All courts of law, Governmental Entities and
                  other third parties, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation or under any contract, commitment or other agreement of DevStream, for the consummation of the transactions contemplated by this Agreement, will have consented to, authorized, permitted or approved such transactions, except where the failure to obtain such consent, authorization or approval will not have a material adverse effect on DevStream.

                  8.2 Conditions Precedent of DevStream. The obligations of DevStream under this Agreement are subject to the satisfaction at, or prior to, the Closing Date of the following conditions precedent (the fulfillment of any of which may be waived in writing by DevStream):

                           (a) All terms, covenants and conditions of this
                  Agreement and the Related Agreements to be complied with or performed by Compuware prior to or on the Closing Date will have been fully complied with and performed by Compuware, as appropriate, including Compuware's timely taking of all actions and delivery of all documents required to be taken and delivered by it under this Agreement and the Related Agreements.

                           (b) The representations, warranties, disclosures and
                  statements of Compuware contained in this Agreement and the Related Agreements will be true and complete as of the date of this Agreement and on the Closing Date.

         9. Default.

                  Compuware's, on the one hand, and DevStream's, on the other hand, obligations under this Agreement with respect to Sections 3.5 and 7 are of a special and unique character and Compuware's, on the one hand, or DevStream's, on the other hand, failure to perform the above-referenced obligations will cause irreparable injury to the other party, the amount of which would be extremely difficult, if not impossible, to estimate or determine and which may not be adequately compensable by monetary damages alone. Therefore, the injured party will be entitled, as a matter of course, to an injunction, restraining order, writ of mandamus or other equitable relief from any court of competent jurisdiction, including specific performance, restraining any violation or threatened violation of the foregoing Sections of this Agreement, or requiring compliance with or performance of the above-referenced obligations under this Agreement, by the violating party or parties, or such other persons as the court may order. The parties' rights under this Section 9 are cumulative and are in addition to the rights and remedies otherwise available to them under any other provision of this Agreement and any other agreement or applicable law.

         10. Indemnification.

                  10.1 Indemnification by DevStream and the Key Employee. Upon the terms and subject to the conditions of this Section 10, DevStream, the Key Employee, and Spouse, jointly and severally, will indemnify and hold Compuware harmless against any Loss which may be incurred by Compuware as a result of:

                           (a) any breach by DevStream or the Key Employee of
                  any of their representations and warranties under Section 4 or
                  Section 5 above, respectively, or DevStream or Key Employee's breach of any agreements made in this Agreement or any Related Agreement or the Exhibits or Schedules to this Agreement or any Related Agreement; and

                           (b) any action, suit, proceeding, investigation,
                  assessment or judgment relating to any of the matters indemnified against in this Section 10.1, including Fees and Costs (whether prior to or at trial or in appellate proceedings).

                  10.2 Indemnification by Compuware. Compuware will indemnify and hold DevStream or Key Employee harmless against any Loss that may be incurred by DevStream or Key Employee as a result of:

                           (a) any breach by Compuware of any of Compuware's
                  representations, warranties, covenants or agreements made in this Agreement or any Related Agreement or the Exhibits or Schedules to this Agreement or any Related Agreement; or

                           (b) any action, suit, proceeding, assessment or
                  judgment relating to any of the matters indemnified against in this Section 10.2, including Fees and Costs (whether prior to or at trial or in appellate proceedings).

                  10.3 Additional Indemnification by DevStream, Key Employee and Spouse. Upon the terms and subject to the conditions of this Section 10, DevStream, the Key Employee and Spouse, jointly and severally, will indemnify and hold Compuware harmless against any Loss which may be incurred by Compuware as a result of:

                           (a) any Liabilities of DevStream not specifically
                  included in the Assumed Liabilities; or

                           (b) any action, suit, proceeding, assessment or
                  judgment relating to any of the matters indemnified against in this Section 10.3, including Fees and Costs (whether prior to or at trial or in appellate proceedings).

                  10.4 Claims for Indemnification.

                           (a) Whenever any claim is made for indemnification
                  (other than a Tax claim) under this Section 10, the person claiming such indemnification (the "Claimant") will give notice to the party against whom indemnification is sought (the "Indemnifying Party") promptly after the Claimant has actual knowledge of any event which might give rise to a claim for indemnification under this Agreement; provided that if the Claimant receives a complaint, petition or any other pleading in connection with a claim which requires the filing of an answer or other responsive pleading, it will furnish the Indemnifying Party with a copy of such pleading as soon as possible after receipt. DevStream, Key Employee, and Spouse agree that notice provided to the Representative shall constitute notice for purposes of Section 10 with respect to them.

                           (b) Subject to the limitations on indemnification set
                  forth in Section 10.6, the failure by the Claimant to give notice of a claim (other than a Tax claim) as required in
                  Section 10.4(a) above or a delay in giving such notice will not affect the validity or amount of such claim and the indemnification obligations of the Indemnifying Party will remain in effect as to such claim, except to the extent that the Indemnifying Party has been prejudiced or adversely affected thereby.

                           (c) If, after the amount of the claim of Loss (other
                  than a Tax claim) is specified by Claimant, and Claimant gives notice with respect thereto to the Indemnifying Party (the "Claim Notice"), the Indemnifying Party objects to any such claim or amount set forth in the Claim Notice, it may give notice to Claimant advising Claimant of its objection within twenty (20) days of the Indemnifying Party's receipt of the Claim Notice. If no such notice is timely given by the Indemnifying Party to Claimant, then subject to the limitations on indemnification set forth in Section 10.6, Claimant will be entitled to payment from the Indemnifying Party pursuant to this Agreement and the Indemnity Escrow Agreement in the amount so specified. If the Indemnifying Party advises Claimant within such period that it objects to the claim, Claimant and the Indemnifying Party will promptly meet and use their reasonable efforts to settle the dispute in writing. If Claimant and the Indemnifying Party are unable to reach agreement within thirty (30) days after the Indemnifying Party objects to the claim, then either party may bring an action to determine the disputed portion of such claim of Loss, with the undisputed portion to be recovered pursuant to the Indemnity Escrow Agreement, if applicable, or this Agreement.

                           (d) The giving of the notice by Compuware to
                  DevStream, Key Employee or Spouse with respect to any particular claim in accordance with Section 10.4 within the period of survival of any representations or warranties will toll said survival period (but only with respect to such claim to the extent of the claim of Loss with respect to such claim) until any liability under said notice is finally resolved and determined.

                  10.5 Third-Party Claims.

                           (a) If the facts giving rise to the right of
                  indemnification under Sections 10.1, 10.2 or 10.3 above involve any actual or threatened claim or demand by any third party against the Claimant or any possible claim by the Claimant against any third party ("Third-Party Claim"), the Indemnifying Party may at its own expense undertake full responsibility for the defense or prosecution of such Third-Party Claim.

                           (b) So long as the Indemnifying Party has assumed and
                  is conducting the defense of the Third-Party Claim in accordance with this Section 10.4, the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of Claimant (which consent will not be unreasonably withheld, conditioned or delayed) unless the judgment or proposed settlement involves only the payment of money damages by the Indemnifying Party and does not impose an injunction or other equitable relief upon Claimant.

                           (c) If the Indemnifying Party fails to undertake full
                  responsibility for the defense or prosecution of a Third-Party Claim, (1) the Claimant will be entitled to defend or prosecute such Third-Party Claim with counsel of its own choice (the reasonable Fees and Costs of such defense or prosecution being indemnified under this Section 10), (2) the Indemnifying Party at its own expense may nevertheless participate with the Claimant in the defense or prosecution of such Third-Party Claim and any settlement negotiations with respect thereto, and (3) except as provided herein, the Claimant may settle the Third-Party Claim on such terms as it may choose, although it will not reach such a settlement until it has consulted in good faith with the Indemnifying Party.

                           (d) An Indemnifying Party's defense or prosecution
                  of, or participation in, a Third-Party Claim will not in any manner relieve the Indemnifying Party of its obligations to indemnify the Claimant under this Section 10. The Indemnifying Party and the Claimant will cooperate in good faith with each other in connection with the defense or settlement of any Third-Party Claim and will make available to each other all information necessary or useful to the defense or settlement of such matter.

                  10.6 Limits on Indemnification.

                           (a) With the exception of the representations and
                  warranties set forth in Section 4.12, the representations and warranties of DevStream and the Key Employee set forth in this Agreement will survive only for a period of one (1) year after the Closing Date.

                           (b) Any covenant or agreement by the parties hereto
                  which by its terms contemplates performance after the Closing Date will survive the Closing Date, including the obligations and liabilities of DevStream, Key Employee and Spouse under
                  Section 10.3.

                           (c) DevStream, the Key Employee and Spouse will not
                  be obligated to indemnify Compuware under Section 10.1 unless and until the aggregate of Losses for which indemnity is provided under Section 10.1 reaches One Hundred Thousand Dollars ($100,000), in which event DevStream, the Key Employee and Spouse will be obligated to indemnify Compuware for all applicable Losses; provided, however, that the indemnification threshold of $100,000 will not apply to the indemnification obligations of Sections 10.1 and 10.7 specifically relating to Taxes nor will any amounts paid in respect of Sections 10.1, or 10.7 specifically relating to Taxes reduce such indemnification threshold or affect such indemnification deductible as the same may apply to any other claims for indemnification.

                           (d) Notwithstanding anything to the contrary
                  contained in this Agreement, Compuware's rights to indemnification shall be made net of all insurance reimbursement, third-party contribution and third-party indemnification realized or to be realized by Compuware. If any claim for indemnification asserted hereunder is, or may be, the subject of any insurance coverage or other right to indemnification or contribution from any third person, the Indemnified Party expressly agrees that it will promptly notify the applicable insurance carrier of any such claim or Loss and tender defense thereof to such carrier, and will also promptly notify any third party indemnitor or contributor which may be liable for any portion of such Losses or claims. The Indemnified Party agrees to pursue, at the cost and expense of the Indemnifying Party, each applicable insurance carrier and third party indemnitor or contributor.

                           (e) The Indemnified Party will use all reasonable
                  efforts, consistent with normal practices and policies and good commercial practice, to mitigate such Losses.

                           (f) If Compuware has received payment from the
                  Indemnity Escrow Fund with respect to Losses and, thereafter, Compuware has received or is entitled to receive indemnification for other Losses ("Other Losses"), which, in the aggregate together with the Losses, exceed the Indemnity Escrow Fund, Compuware will nonetheless be entitled to collect from, and pursue, DevStream , the Key Employee and Spouse, jointly and severally, for payment of, and DevStream, the Key Employee and Spouse will, jointly and severally, pay to Compuware any Other Losses to the extent unpaid.

                           (g) Notwithstanding anything herein to the contrary,
                  Losses will not include punitive damages. Notwithstanding the preceding sentence, Losses will include amounts recoverable or recovered from Compuware by a third party (which third party will not include an affiliate of Compuware) which constitute punitive damages. Notwithstanding anything herein to the contrary, Losses will not include "lost profits" or "lost revenues", unless "lost profits" or "lost revenues" are included in claims of third parties against Compuware and/or the surviving corporation. Notwithstanding the preceding sentence, for purposes of this Section 10, "lost profits" or "lost revenues" means a negative impact on future revenues or profits of Compuware arising as an indirect or secondary consequence of a breach of a representation, warranty, covenant or agreement but "lost profits" or "lost revenues" will be included in Losses to the extent they are the direct consequence of a breach of a representation, warranty or covenant.

                           (h) The parties agree that any indemnification
                  payment made by DevStream, Key Employee or Spouse under Sections 10.1 or 10.7 to Compuware is an adjustment to the Purchase Price, and they agree to consistently so treat any such payment on any Tax Return or claim for refund that they file, in any administrative or appeals procedure, judicial proceedings, or any other situation in which a characterization of such a payment is made.

                           (i) Each party hereby acknowledges and agrees that,
                  from and after the Closing Date, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement will be pursuant to the provisions set forth in this Section 10 below, except as provided in
                  Section 10.3, any claims based on fraud and/or any claims relating to Taxes and Proprietary Rights, for which Losses will not be so limited. In furtherance of the foregoing, each party hereby waives, from and after the Closing Date, to the fullest extent permitted under applicable law, any and all claims, rights and causes of action (other than claims of fraud and claims arising under this Section 10) it may have relating to the subject matter of this Agreement arising under or based upon any federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise.

                  10.7 Tax Indemnification Procedure. Notwithstanding anything else in this Agreement to the contrary:

                           (a) Compuware will, as to any Taxes in respect of
                  which DevStream, the Key Employee and Spouse will indemnify Compuware and/or its affiliates, promptly inform the Representative of, and permit the participation of Representative at its expense in, any investigation, audit, controversy, litigation or other proceeding ("Tax Proceeding") by or with a Tax Authority empowered to administer or enforce such Tax and will not consent to the settlement or Final Determination in such proceeding without the prior written consent of the Representative, which will not be unreasonably withheld, conditioned or delayed. Subject to the participation and cooperation provisions of subsections (a) and (b) of this
                  Section 10.7, the Representative will be entitled to assume control of any Tax Proceeding at its own expense; provided, however, that (1) Representative shall not enter into any settlement of a Tax Proceeding which would have an adverse effect on Compuware or its affiliates without Compuware's written consent which will not be unreasonably withheld, (2) at Compuware's election, Representative shall provide Compuware with an opinion in form and content reasonably acceptable to Compuware from counsel reasonably acceptable to Compuware that there is substantial authority for the position that Representative is taking with respect to such Tax Proceeding and Compuware need not and Representative shall not take such position until such opinion is delivered to Compuware, and (3) any Tax Proceeding shall be controlled jointly by Representative and Compuware. Notwithstanding this
                  Section 10.7(b) to the contrary, Representative shall not have the right to control any Tax Proceeding or to take any other action if, as a result of such Tax Proceeding or other action, the Taxes payable by Compuware or its affiliates for a taxable period for which the Shareholders are not obligated to indemnify Compuware and its affiliates would be likely to be materially increased.

                           (b) (1) Compuware, on the one hand, and the Representative, on the other hand, will (A) use reasonable efforts to keep the other advised as to the status of any Tax Proceeding, (B) promptly furnish to the other a copy of any inquiry re quest for information, a notice of proposed adjustment, revenue agent's report or similar report or notice of deficiency together with all relevant documents and memos related to the foregoing documents, notices or reports from any Tax Authority concerning any Tax Proceeding, (C) timely notify the other regarding any proposed written communication to any such Tax Authority with respect to such Tax Proceeding, (D) give the other the reasonable opportunity to review and comment in advance on all written submissions, filings and any other information relevant to indemnifiable issues, and (E) consider in good faith any suggestions made by the other to submit documentation or attend those portions of any meetings and proceedings that relate to such Tax Proceeding. Notwithstanding the foregoing, Compuware, may make appropriate redactions in any information provided to the Representative to the extent reasonably required to preserve the confidentiality of such information as to issues that are not Tax Claims.

                                    (2) Subject to the participation and
                           cooperation provisions of subsections (a) and (b)(1) above, Compuware will have full responsibility for and discretion in handling any Tax Proceeding. In the event that Compuware or its affiliates is required to pay any Tax, file any bond or deposit any amount in order to undertake a Tax Proceeding, DevStream or the Key Employee will loan to Compuware no later than three business days before such payment is required to be made, without interest and until a Final Determination with respect to such Tax has occurred, one hundred percent of the amount required to be paid. Within three (3) business days of the receipt by Compuware or its affiliates of a refund of any amount loaned to it by DevStream or the Key Employee (including any interest received by Compuware or its affiliates), Compuware or its affiliates will pay such refunded amount to DevStream or the Key Employee net of any Tax cost and Fees and Costs incurred by Compuware or its affiliates as a result of such refund. Compuware and its affiliates will not be obligated to settle or resolve any issue related to Taxes for any taxable period, which, if so settled or resolved, could have a negative effect on Compuware or its affiliates.

                           (c) Whenever any claim is made for indemnification of
                  any Tax under this Agreement, Compuware will notify Representative promptly after Compuware has actual knowledge of any event which might give rise to a claim for indemnification under this Agreement. The failure by Compuware to give notice of a claim as required in this Section 10.7(d) or a delay in giving such notice will not affect the validity or amount of such claim and the indemnification obligations of the DevStream, the Key Employee and Spouse will remain in effect as to such claim (except to the extent that such failure or delay shall have adversely affected DevStream's, the Key Employee's or Spouse's ability to defend against any liability or claim for Taxes that DevStream, the Key Employee and Spouse are obligated to pay hereunder).

                           (d) Within sixty (60) days of any Final Determination
                  of Tax in a Tax Proceeding, or the written acquiescence of the Representative with respect to a Tax Proceeding, Compuware will provide a written notice to the Representative explaining the calculation of the amount of such Tax claim. DevStream, the Key Employee and Spouse will pay such amount of Tax to Compuware within five (5) business days after receipt of such notice.

                           (e) If any party for any reason fails or refuses to
                  perform fully its obligations or indemnifications under this
                  Section 10.7, in addition to its other rights under this Agreement, Compuware will have the right of offset with respect to any payments which are due or will become due under this Agreement or any Related Agreement. The foregoing provisions of this Section 10.7(e) are permissive, and a failure by Compuware to exercise its rights under this Section 10.7(e) will not affect its right to indemnification under this Agreement.

                           (f) Except as otherwise specifically provided in this
                  Agreement, each party will bear its own Fees and Costs incurred in connection with a Tax liability issue for which such party and its affiliates are liable, and not entitled to indemnification, under this Agreement.

                           (g) The provisions of this Section 10.7 will not be
                  governed by any limitations in Section 10 (except this Section 10.7) and to the extent of any inconsistency between this
                  Section 10.7 and Section 10 (except this Section 10.7), the provisions of this Section 10.7 will control.

                           (h) For purposes of this Section 10, in computing the
                  aggregate amounts of Losses, the amount of each Loss will be grossed up to take account of any Taxes incurred by the Indemnified Party arising from the receipt of indemnity payments hereunder (determined without regard to the utilization of any net operating losses, tax credits or other tax attributes of the Indemnified Party and based on the assumption that, if taxable, the receipt of such payment is taxed at the highest marginal rate then in effect with respect to corporations) and will be reduced to take account of any net Tax Benefit realized by the Indemnified Party arising from the incurrence or payment of any such Loss. In computing the amount of any such Tax Benefit, the Indemnified Party will be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss. Any indemnification payment hereunder will be made without regard to any net Tax Benefit until after the Indemnified Party has Actually Realized such benefit. For purposes of this Agreement, an Indemnified Party will be deemed to have "Actually Realized" a net Tax Benefit to the extent that, and at such time as, the amount of Taxes payable by such Indemnified Party is reduced below the amount of Taxes such Indemnified Party would be required to pay but for the receipt of the indemnity payment or the incurrence of payment of such Loss, as the case may be. For purposes of this Agreement, "Tax Benefit" shall mean the present value (calculated using a 7.75% discount rate) of the sum of any increased deductions, losses, or credits then allowable or decreases in income, gains or recapture of tax credits then allowable (including by way of amended tax returns) or allowable in future years.

         11. Miscellaneous.

                  11.1 Notices. Any notice required or permitted to be given under this Agreement must be in writing and sent by recognized overnight courier (such as Airborne or Federal Express) or by certified or registered mail, postage prepaid, or delivered by hand, addressed as follows:

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

                     (a) To Compuware:     Compuware Corporation
                                           One Campus Martius
                                           Detroit, Michigan  48226
                                           Attention:  Chief Financial Officer

                         with a copy to    Compuware Corporation
                                           One Campus Martius
                                           Detroit, Michigan  48226
                                           Attention:  General Counsel

                     (b) To DevStream,     DevStream Corporation
                         Key Employee,     4164 Austin Bluffs Pkwy, Ste 230
                         Spouse,           Colorado Springs, CO 80918
                         or Representative Attention:  Mario Ciabarra

                         With a copy to:   Ballard Spahr Andrews & Ingersoll LLP
                                           Plaza 1000 - Suite 500
                                           Main Street
                                           Voorhees, NJ  08043
                                           Attention:   Wayne Streibich, Esquire

         Addresses for notices may be changed by notice given pursuant to this
         Section 11.1. Notice will be deemed given on the date delivered if delivered by hand. Notice sent by recognized overnight courier will be deemed given on the business day following delivery to such recognized overnight courier. Notice mailed as provided herein will be deemed given on the third (3rd) business day following the date so mailed.

                  11.2 No Waiver. No waiver of any breach of any provision of this Agreement will be deemed a waiver of any preceding or succeeding breach or of any other provision of this Agreement. No extension of time for performance of any obligations or acts will be deemed an extension of the time for performance of any other obligations or acts.

                  11.3 Successors and Assigns. This Agreement will bind and inure to the benefit of the parties and their successors and assigns; provided that (i) DevStream will not assign this Agreement, any Related Agreement or any rights under this Agreement or any Related Agreement to any other person without the prior written consent of Compuware and
         (ii) Compuware will have the right to assign this Agreement and the Related Agreements to any direct or indirect wholly-owned subsidiary of Compuware.

                  11.4 Severability. The provisions of this Agreement will be deemed severable, and if any provision or part of this Agreement is held illegal, void or invalid under applicable Laws, such provision or part may be changed to the extent reasonably necessary to make the provision or part, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement will not in any way be affected or impaired but will remain binding in accordance with their terms.

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

                  11.5 Entire Agreement; Amendment.

                           (a) This Agreement, the Related Agreements and the
                  Schedules and the Exhibits attached to this Agreement and the Related Agreements contain the entire agreement of the parties with respect to the transactions contemplated by this Agreement and the Related Agreements, and no representations or warranties made by any party or its representatives, whether made orally or in writing, may be relied on unless set forth in this Agreement, the Related Agreements or in the Exhibits and Schedules to this Agreement and the Related Agreements and no representation or warranty made prior to the date of this Agreement by any party will survive the execution and delivery of this Agreement.

                           (b) Subject to applicable law, at any time prior to
                  the consummation of the transactions contemplated by this Agreement, DevStream and Compuware may, by action authorized by their respective Boards of Directors as appropriate, (1) mutually amend this Agreement, (2) extend the time for the performance of any of the obligations or other acts of any other person or entity, (3) waive any inaccuracies in the representations or warranties contained in the Agreement, or
                  (4) waive compliance with any of the agreements or conditions contained herein. This Agreement may not be amended except by a writing signed by all of the parties by persons authorized to execute such writing. Any agreement of a party to any extension or waiver will be valid only if set forth in a writing signed on behalf of such party by a person authorized to execute such writing, but any waiver or failure to insist on strict compliance with any obligation, covenant, agreement or condition will not operate as a waiver of or estoppel with respect to, any subsequent or other failure.

                  11.6 Cost of Litigation. If any party breaches this Agreement or any Related Agreement and if counsel is employed to enforce this Agreement or a Related Agreement, the successful party will be entitled to Fees and Costs associated with such enforcement, subject to the limits on indemnification set forth in Section 10.5.

                  11.7 Interpretation.

                           (a) This Agreement and the Related Agreements are
                  being entered into among competent and experienced business persons, represented by counsel, and have been reviewed by the parties and their counsel. Therefore, any ambiguous language in this Agreement or any Related Agreement will not necessarily be construed against any particular party as the drafter of such language. The headings contained in this Agreement are solely for the purposes of reference, are not part of the agreement of the parties and will not in any way affect the meaning or interpretation of this Agreement.

                           (b) Any statement under this Agreement made "to the
                  knowledge" of a party will be deemed to have been made to the knowledge of such party following due investigation or inquiry. A statement under this Agreement made to the



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

                  knowledge of DevStream means to the knowledge of any of the Key Employee following due investigation or inquiry.

                           (c) Unless the context of this Agreement otherwise
                  requires: (1) words of any gender include each other gender;
                  (2) words using the singular or plural number also include the plural or singular number, respectively; (3) the terms "hereof", "herein", "hereby", "hereto" and similar words refer to this entire Agreement and not any particular Section, Clause, Exhibit, Appendix or Schedule or any other subdivision of this Agreement; (4) references to "Section", "Clause", "Exhibit", "Appendix" or "Schedule" are to the Sections, Clauses, Exhibits, Appendices and Schedules, respectively, of this Agreement; (5) the words "include" or "including" will be deemed to be followed by "without limitation" or "but not limited to" whether or not they are followed by such phrases or words of like import; and (6) references to "this Agreement" or any other agreement or document will be construed as a reference to such agreement or document as amended, modified or supplemented and in effect from time to time and will include a reference to any document which amends, modifies or supplements it, or is entered into, made or given pursuant to or in accordance with its terms. All accounting terms used herein and not expressly defined herein will have the meanings given to them under generally accepted accounting principles as in effect on the Closing Date.

                           (d) Disclosure of any item or information in a
                  Schedule is not an admission that such item or information is material or is of a nature that would cause a material adverse effect with respect to any person or entity. The disclosure of one item in a Schedule will not by inference suggest that any other item not so disclosed is material.

                  11.8 Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which, when taken together, will be deemed an original of this Agreement. Facsimile signatures shall be deemed originals for all purposes hereunder.

                  11.9 Applicable Law; Choice of Forum.

                           (a) This Agreement and any dispute arising hereunder
                  or related hereto will be construed in accordance with and governed by the laws of the State of Michigan, without giving effect to the choice of law provisions thereof.

                           (b) Any litigation based hereon, or arising out of,
                  under, or in connection with this Agreement will be brought and maintained exclusively in the courts of the State of Michigan or in the United States District Court for the Eastern District of Michigan. Each party to this Agreement hereby expressly and irrevocably submits to the jurisdiction of the courts of the State of Michigan and of the United States District Court for the Eastern District of Michigan for the purpose of any such litigation as set forth in the preceding sentence. Each party to this Agreement further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of Michigan.

                           (c) Each party to this Agreement hereby expressly and
                  irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum. To the extent that any party to this Agreement has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice or otherwise) such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

                  11.10 Expenses. Each party will bear its own expenses in connection with the transactions contemplated by this Agreement, including costs of their respective brokers, financial advisors, attorneys and accountants, regardless of whether any of the transactions contemplated by this Agreement are consummated.

                  11.11 Press Releases. On or before the Closing Date, no party will issue or authorize to be issued any press release or similar announcement concerning the Agreement or any of the transactions contemplated by this Agreement without the prior approval of the other party; provided, however, that Compuware will be permitted to make such disclosures as necessary to comply with any applicable securities laws or stock exchange or NASDAQ Stock Market policies.

                  11.12 Further Assurances. At any time and from time to time after the Closing Date, the parties agree to cooperate in all reasonable respects with each other, to execute and deliver such other documents, instruments of assignment, books and records, and do all such further acts and things as may be reasonably required to carry out the transactions contemplated hereby.


                      [Signatures appear on the next page]

In Witness Whereof, the parties have executed this Agreement on the date set forth in the introductory paragraph of this Agreement.


                                         COMPUWARE CORPORATION,
                                         a Michigan corporation

                                         By:  /s/ Laura Fournier
                                              ------------------
                                         Name:  Laura Fournier
                                         Title: Senior Vice President &
                                                Chief Financial Officer


                                         DEVSTREAM CORPORATION,
                                         a Colorado corporation


                                         By:  /s/ Mario Ciabarra
                                              ------------------
                                         Name:  Mario Ciabarra
                                         Title: Chief Technical Officer

                                         "CROSS"

                                         /s/ Thomas Cross
                                         ----------------
                                         Thomas Cross


                                         "SPOUSE"

                                         /s/ Jaimie Ciabarra
                                         -------------------
                                         Jaimie Ciabarra

                                         KEY EMPLOYEE

                                         /s/ Mario Ciabarra
                                         ------------------
                                         Mario Ciabarra



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